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                                                                    EXHIBIT 10.1

       (FOR GRANTS TO EXECUTIVE OFFICERS, OTHER EMPLOYEES AND CONSULTANTS)

                                     FORM OF
                                DIAMOND OFFSHORE
                            STOCK OPTION CERTIFICATE

THIS CERTIFICATE, dated as of ______, 20__, evidences the grant of the Option set forth below by Diamond Offshore Drilling, Inc., a Delaware corporation (the "Company"), to _______________ (the "Participant").

1.       Grant of Option.

Subject to the provisions of this Certificate and to the provisions of the Amended and Restated Diamond Offshore Drilling, Inc. 2000 Stock Option Plan (the "Plan"), the Company hereby grants to the Participant as of _______, 20__ (the "Grant Date") the right and option (the "Option") to purchase _____ shares of Stock, at the Exercise Price of ______ per share. The Option shall be a non-qualified option ("NQO"). Unless earlier terminated pursuant to the terms of this Certificate, the Option shall expire on the tenth anniversary of the date hereof. Capitalized terms not defined herein shall have the meanings set forth in the Plan.

2.       Exercisability of the Option.

The Option shall become vested and exercisable with respect to one-quarter (1/4) of the shares covered thereby on _______, 20__ (the "Vesting Date") and as to an additional one-quarter (1/4) of such shares on each of the next three anniversaries of the Vesting Date, subject to the prior termination of the Option.

3.       Method of Exercise of the Option.

(1) An Option may be exercised and the underlying shares purchased at any time after the Option with respect to those shares vests and before the expiration of the Option Term. To exercise and Option, the Participant shall give written notice to the Company stating the number of shares with respect to which the Option is being exercised.

(2) The full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Board and described in the last sentence of this paragraph (2), payment may be made as soon as practicable after the exercise). The Exercise Price shall be payable by check, or such other instrument as the Board may accept. The Participant may elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of

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         the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

4.       Option Term.

Except as otherwise determined by the Board after the date of this Certificate, the Option Term shall end on the earliest of (1) the date on which the Option has been exercised in full, (2) the date on which the Participant experiences a Termination for Cause or a voluntary Termination, (3) the one-year anniversary of the date on which the Participant experiences a Termination due to death or Disability, (4) the three-year anniversary of the date on which the Participant experiences a Termination due to such person's Retirement; or (5) the 90th day after the Participant experiences a Termination for any other reason; provided, that in no event may the Option Term exceed _________ from the date hereof. Upon the occurrence of a Termination of Participant for any reason, the Option Term shall thereupon end with respect to any portion of the Option that is unvested as of the date of such Termination and such unvested portion shall be forfeited immediately.

5.       Nontransferability of the Option.

The Option is not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution or (ii) in the case of an NQO, as otherwise expressly permitted by the Board including, if so permitted, pursuant to a transfer to such Participant's immediate family, whether directly or indirectly or by means of a trust or partnership or otherwise. If any rights exercisable by the Participant or benefits deliverable to the Participant under this Certificate have not been exercised or delivered, at the time of the Participant's death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of this Certificate and the Plan.

6.       Taxes and Withholdings.

No later than the date of exercise of the Option granted hereunder, the Participant shall pay to the Company or make arrangements satisfactory to the Board regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option and the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Participant, federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Option, as provided in Section 3.4 of the Plan.

7.       Notices.

All notices and other communications under this Certificate shall be in writing and shall be given by hand delivery to the other party or by confirmed fax or overnight courier, or by postage paid first class mail, addressed as follows:


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If to the Participant:                    If to the Company:

                                          Diamond Offshore Drilling, Inc.
                                          15415 Katy Freeway, Suite 100
                                          Houston, Texas 77094-1800
                                          Attention: Corporate Secretary
                                          Fax: 281-647-2223

or to such other address or facsimile number as any party shall have furnished to the other in writing in accordance with this Paragraph 7. Notice and communications shall be effective when actually received by the addressee.

8.       Effect of Certificate.

Except as otherwise provided hereunder, this Certificate shall be binding upon and shall inure to the benefit of any successor or successors of the Company, and to any transferee or successor of the Participant pursuant to Paragraph 5.

9.       Conflicts and Interpretation.

The Option is subject to the provisions of the Plan, which are hereby incorporated by reference. In the event of any conflict between this Certificate and the Plan, the Plan shall control. In the event of any ambiguity in this Certificate, any term which is not defined in this Certificate, or any matters as to which this Certificate is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Board has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.

10.      Headings.

The headings of paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Certificate.

11.      Amendment.

This Certificate may not be modified, amended or waived except by an instrument in writing signed by the Company. The waiver by either party of compliance with any provision of this Certificate shall not operate or be construed as a waiver of any other provision of this Certificate, or of any subsequent breach by such party of a provision of this Certificate.


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IN WITNESS WHEREOF, as of the date first above written, the Company has caused this Certificate to be executed on its behalf by a duly authorized officer of the Company.

                                             DIAMOND OFFSHORE DRILLING, INC.


                                             By:
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